UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

 FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 28, 2012

MB FINANCIAL, INC.

Maryland	0-24566-01	364460265
(State or other jurisdiction	(Common File No.)	(IRS Employer
of incorporation)		Identification Number)

800 West Madison Street, Chicago, Illinois		60607
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(888) 422-6562

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously reported in the Current Report on Form 8-K filed by MB Financial, Inc. (the “Company”) on December 28, 2012, MB Financial Bank, N.A. (the “Bank”), a wholly owned subsidiary of the Company, completed its acquisition of Celtic Leasing Corp. (“Celtic”), a privately held, mid-ticket equipment leasing company, on December 28, 2012.

As of October 31, 2012, Celtic had approximately $76 million of assets, consisting primarily of cash ($37 million), equipment inventory ($20 million) and net investment in direct financing leases ($17 million), and approximately $26 million in stockholders’ equity.

Initial consideration paid by the Bank to the stockholders of Celtic was approximately $58.7 million in cash.  Celtic stockholders will receive additional consideration based on the residual performance of leases outstanding as of the acquisition date as well as additional consideration based on the financial performance of leases originated during the three-year period immediately following the acquisition date.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

To the extent that financial statements are required by this Item, they will be filed in an amendment to this report not later than March 18, 2013.

(b)	Pro Forma Financial Information

To the extent that pro forma financial information is required by this Item, it will be filed in an amendment to this report not later than March 18, 2013.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MB FINANCIAL, INC.

Date: January 4, 2013	By:	/s/Jill E. York
Jill E. York
Vice President and Chief Financial Officer